                           STOCK PURCHASE AGREEMENT

                              With Respect to All
                         Outstanding Capital Stock of

                      EXECUTIVE MEDICAL ENTERPRISES, INC.




                         EFFECTIVE DATE: JUNE 1, 1997

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I - AGREEMENT OF PURCHASE AND SALE AND CLOSING......................   1
            1.1 Purchase and Sale...........................................   1
            1.2 Purchase Price..............................................   1
            1.3 Earn-Out Adjustments........................................   2
            1.4 Closing.....................................................  12

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SUN MEDICAL..................  12
            2.1 Due Organization and Principal Executive Office.............  12
            2.2 Due Authorization...........................................  13
            2.3 Brokers and Finders.........................................  13
            2.4 Claims and Proceedings......................................  14
            2.5 Investment Intent...........................................  14

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLERS.................  15
            3.1 Due Organization............................................  15
            3.2 Subsidiaries................................................  15
            3.3 Due Authorization...........................................  16
            3.4 Financial Statements........................................  17
            3.5 Capital Stock...............................................  18
            3.6 Conduct of Business; Certain Actions........................  19
            3.7 Ownership of Assets:  Licenses, Permits, etc................  20
            3.8 Liabilities.................................................  22
            3.9 Environmental Issues........................................  23
            3.10 Intellectual Property Rights...............................  24
            3.11 Compliance with Laws.......................................  24
            3.12 Insurance..................................................  24
            3.13 Employee Benefit Matters...................................  25
            3.14 Contracts and Agreements...................................  26
            3.15 Claims and Proceedings.....................................  26
            3.16 Taxes......................................................  27
            3.17 Personnel..................................................  28
            3.18 Business Relations.........................................  29
            3.19 Accounts Receivable........................................  29
            3.20 Agents.....................................................  29
            3.21 Indebtedness To and From Partners and Employees............  29
            3.22 Commission Sales Contracts.................................  30
            3.23 Certain Consents...........................................  30
            3.24 Brokers....................................................  30
            3.25 Interest in Competitors, Suppliers, and Customers..........  30
            3.26 Warranties.................................................  31

            3.27 Extinguishment of Indebtedness.............................  31
            3.28 No Known Breaches..........................................  31

ARTICLE IV - COVENANTS AND AGREEMENTS.......................................  32
            4.1 Cooperation Relating to Financial Statements................  32
            4.2 Strip-Out Transactions......................................  32
            4.3 Guaranty of Prime...........................................  33
            4.4 Conduct of EME Post-Closing.................................  33
            4.5 Qualification in Washington and Oregon......................  33

ARTICLE V - CLOSING OBLIGATIONS.............................................  34
            5.1 Sun Medical's Closing Obligations...........................  34
            5.2 The Sellers' Closing Obligations............................  35

ARTICLE VI - INDEMNIFICATION OF SUN MEDICAL.................................  36
            6.1 Survival of Representations; Time Limits; Knowledge.........  36
            6.2 Indemnification of Sun Medical..............................  37
            6.3 Defense of Third-Party Claims...............................  39
            6.4 Limitations.................................................  41

ARTICLE VII - INDEMNIFICATION OF THE SELLERS................................  42
            7.1 Survival of Representations; Time Limits; Knowledge.........  42
            7.2 Indemnification of the Sellers..............................  43
            7.3 Defense of Third-Party Claims...............................  43
            7.4 Limitations.................................................  45

ARTICLE VIII - NON-COMPETITION..............................................  47

ARTICLE IX - POST CLOSING AGREEMENTS........................................  49

ARTICLE X - MISCELLANEOUS...................................................  50
            10.1 Collateral Agreements, Amendments, and Waivers.............  50
            10.2 Successors and Assigns.....................................  51
            10.3 Expenses...................................................  51
            10.4 Invalid Provisions.........................................  51
            10.5 Information and Confidentiality............................  52
            10.6 Waiver.....................................................  52
            10.7 Notices....................................................  52
            10.8 Survival of Representations, Warranties, and Covenants.....  53
            10.9 Further Assurances.........................................  54
            10.10 Construction..............................................  54
            10.11 Arbitration...............................................  54
            10.12 Governing Law.............................................  55
            10.13 Counterparts..............................................  55

Exhibit A  --  EMEI Financial Statements

Exhibit B  --  Form of Assignment and Stock Power

Exhibit C  --  Form of Lease Agreement

                           STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is entered into effective as of the close of business on June 1, 1997 (the "Effective Time"), between Sun Medical Technologies, Inc., a California corporation ("Sun Medical"), Prime Medical Services, Inc., a Delaware corporation ("Prime"), Executive Medical Enterprises, Inc., a Delaware corporation ("EME"), Joseph Fazio ("Fazio"), Vernon Gordon ("Gordon") and John Pecora ("Pecora"). Fazio, Gordon and Pecora are hereinafter referred to collectively as the "Sellers" and individually as a "Seller."

     The parties hereto agree as follows:

                                   ARTICLE I

                  AGREEMENT OF PURCHASE AND SALE AND CLOSING
                  ------------------------------------------

     1.1    PURCHASE AND SALE.  Upon the basis of the representations and
            -----------------
warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, Sellers agree to sell to Sun Medical and Sun Medical agrees to purchase from Sellers, all of the issued and outstanding shares of capital stock, including without limitation all common and preferred stock, (collectively, the "Shares") of EME.

     1.2    PURCHASE PRICE.  The aggregate purchase price (the "Purchase Price")
            --------------
for the Shares shall equal (i) $1,339,000, to be paid in cash or wired funds at the Closing (the "Closing Payment") and to be allocated among the Sellers ratably in accordance with their respective percentage ownership of the Shares as set forth on Schedule 1.2(a) attached hereto (the "Ownership Percentages"),
                ---------------
subject to the Earn-Out Adjustments determined in accordance with

Section 1.3, plus (ii) the amount of those certain expenses of EME as set forth on Schedule 1.2(b).
   ---------------

     1.3    EARN-OUT ADJUSTMENTS.  The Purchase Price shall be increased or
            --------------------
decreased by the following adjustments described in subsections a-g below (the "Earn-Out Adjustments").

            a. The parties have estimated that EME service $400,000, and (ii)
1.75 times the difference agreements set forth under the heading "Class A between $309,000 and the Projected Revenue (as Contracts" on Schedule 1.3 (the
                                                             ------------
"Class A defined below) from those of the Class A Contracts Contracts"), generate $309,000 of revenue to EME which are renewed. As used in the foregoing annually. The Purchase Price will be increased by sentence "Projected Revenue" shall mean, with an amount equal to the sum of (i) respect to any Class A Contract that is renewed, the product of (A) the estimated annualized number of procedures for such Class A Contract, as set forth on Schedule 1.3 hereto
                                                      ------------
opposite such Class A Contract, multiplied by (B) the per-procedure amount payable to EME under such renewed Class A Contract. A Class A Contract shall be deemed to be "renewed" if either (A) it is formally renewed or extended or a new contract is entered into by the parties thereto after the Closing Date but prior to the applicable date for such contract as set forth in (I) or (II) of clause
(B) of this sentence, or (B) EME continues to provide lithotripsy services thereunder at any time (I) after January 31, 1998, with respect to the "Antelope Valley" and "General Hospital" Class A Contracts or (II) after April 15, 1998, with respect to the "Centinela Hospital" and "Ridgecrest Hospital" Class A Contracts. If the foregoing calculation yields a positive number, such amount will be paid to Sellers in cash on April 30, 1998, to be allocated among them ratably in accordance with their Ownership Percentages. If the calculation yields zero or a negative number, then no additional amount will be due Sellers under this subsection a. The following example (which is purely for purposes of illustration) reflects the foregoing methodology:

 Estimated Annual Revenue
  - Class A Contracts...................    $309,000
 Projected Revenue - Class
  A Contracts Renewed...................    $245,000
                                           ---------
 Shortfall (deficiency of
  Projected from Estimated)                 ($64,000)
 Multiplied by 1.75.....................     x  1.75
                                           ---------
                                           ($112,000)

 Add $400,000...........................    $400,000
                                           ---------
 Earn-Out Adjustment -
  Payable ratably to
  Sellers 4/30/98.......................    $288,000
                                           =========

            b. The parties have estimated that EME service agreements set forth unde the heading "Class B" Contracts on Schedule 1.3 (the "Class B Contracts"),
                                        ------------
generate $753,000 of revenue to EME annually. The Purchase Price will be increased by an amount equal to the sum of (i) $939,000, and (ii) 1.75 times the difference between $753,000 and the Projected Revenue (as defined below) from those of the Class B Contracts which are renewed during 1998. As used in the foregoing sentence, "Projected Revenue" shall mean, with respect to any Class B Contract renewed in 1998, the product of (A) the estimated annualized number of procedures for such Class B Contract, as set forth on Schedule 1.3 hereto
                                                      ------------
opposite such Class B Contract, multiplied by (B) the per-procedure amount payable to EME under such renewed Class B Contract. A Class B Contract shall be deemed to be "renewed in 1998" if either (A) it is formally renewed or extended or a new contract is entered into by the parties thereto after the Closing Date but prior to January 30, 1999, OR (B) EME continues to provide lithotripsy services under such Class B Contract at any time after January 30, 1999. If the foregoing calculation yields a positive number, such amount will be paid to Sellers in cash on February 15, 1999, to be allocated among them ratably in accordance with their Ownership Percentages. If the calculation yields zero or a negative number, then no additional amount will be due Sellers under this subsection b. The following example (which is purely for purposes of illustration) reflects the foregoing methodology:



 Estimated Annual Revenue - Class B Contracts...................   $753,000

 Projected Revenue - Class B Contracts Renewed in 1998..........   $866,000
                                                                 ----------

 Excess of Projected over Estimated.............................   $113,000

 Multiplied by 1.75.............................................   x   1.75
                                                                 ----------
                                                                   $197,750

 Add $939,000...................................................   $939,000
                                                                 ----------

 Earn-Out Adjustment - Payable ratably to Sellers 2/15/99....... $1,136,750
                                                                 ==========


          c.  The contracts described in Schedule 1.3 as "Class C Contracts"
                                         ------------
will not be considered in determining the Earn-Out Adjustments described in subsections a. and b. above. Sun Medical will pay Sellers (to be allocated ratably amongst them in accordance with their Ownership Percentages) an amount equal to fifty percent (50%) of the Gross Revenue from Class C Contracts in each of the three (3) years ending June 1, 1998, 1999 and 2000. As used in the foregoing sentence, "Gross Revenue" shall mean the aggregate amounts billed by EME pursuant to the Class C Contracts, less (i) the amount of applicable medical director fees, if any, and (ii) reasonable reserves for uncollectible amounts billed under the Class C contracts for such years, and contractual reserves related thereto, as established throughout the three (3) year period based on historical experience. However, if Sun Medical utilizes a new partnership or other new entity with physician investors to provide lithotripsy services to any hospital subject to a Class C Contract, then with regard to that hospital, the amount payable from that point forward through the end of the three (3) years will be reduced to 50% of the net income earned by Sun Medical with respect to its ownership interest in such partnership or entity to the extent such net income is attributable to lithotripsy services provided by the partnership or entity to that hospital, after deduction of all direct costs associated therewith and an allocable share of all indirect costs (which indirect costs will be allocated ratably based on the number of lithotripsy procedures performed at each hospital or other facility serviced by the partnership or entity). Any amounts due Sellers under this subsection c. will be paid in cash within 45 days after the end of the year for which the payment was due.


          d. The EME service agreements listed under the heading "Class D Contracts" on Schedule 1.3 hereto (the "Class D Contracts") will be subject to
              ------------
the adjustments described in this subsection d. and not pursuant to subsections a., b., or c. above.

              (i) From the Effective Time through September 30, 1997, EME shall lease from Newco (as defined in Section 4.2 below) the HM-4 and tractor identified as the

"Leased Equipment" on Schedule 1.3d.(i) (the "Leased Equipment") in exchange for
                      -------------
a monthly lease payment of $7,000, and pursuant to the form of lease agreement attached hereto as Exhibit C;
                   ---------

              (ii) On or before October 30, 1997, Sun Medical will pay to the Sellers, to be allocated amongst them ratably in accordance with their Ownership Percentages, 50% of the EME Net Income with respect to each such Class D
Contract from the Effective Time through September 30, 1997.   As used in the
foregoing sentence, and in clauses (iii) and (v) below, "EME Net Income" with respect to any Class D Contract shall mean the aggregate amounts billed by EME with respect thereto during the applicable period less (i) any direct operating expenses (including, without limitation, rental payments from EME to Newco) incurred by EME in servicing such Class D Contract, and (ii) reasonable reserves for uncollectible amounts billed under the Class D Contracts for the applicable period, and contractual reserves related thereto, as established based on historical experience;

              (iii) If all Class D Contracts are renewed in 1997 (as described in clause (A) of the definition for renewal, and without any being renewed pursuant to clause (B) of such definition) without Sun Medical utilizing a new partnership or other entity with physician investors, on September 30, 1997 Sun Medical or EME will pay to Newco $250,000 in exchange for Newco's transfer to Sun Medical or EME of all right, title and interest in and to the Leased Equipment, subject to no liens, claims or encumbrances whatsoever. Furthermore, for any Class D Contracts renewed in 1997, within 45 days following each of the twelve-month periods ended September 30, 1998, 1999 and 2000, Sun Medical will pay to the Sellers, to be allocated amongst them ratably in accordance with their Ownership Percentages, 50% of the EME Net Income with respect to each such
renewed Class D Contract during such twelve-month period.   As used in this
subsection d., a Class D Contract shall be deemed to be "renewed in 1997" if either (A) prior to September 30, 1997, it is formally renewed or extended or a new contract is entered into by the parties thereto, without Sun Medical utilizing a new partnership or other entity with physician investors, or (B) EME continues to provide lithotripsy services thereunder at any time after September 30, 1997;

              (iv) If any such Class D Contract is not renewed in 1997 but, on or before September 30, 1997, Sun Medical utilizes a new partnership or other entity with physician investors to provide lithotripsy services to any hospital subject to a Class D Contract, then (A) within six (6) months after the date such entity is formed Sun Medical, at its discretion, will either (I) pay to Newco $250,000 in exchange for Newco's transfer to Sun Medical of full and clear title to the Leased Equipment as described in paragraph (iii) above, or (II) in the event partnership or other entity determines to utilize different lithotripsy equipment, other than a Dornier HM-4, (which could include equipment then owned or used by Sun Medical, Prime or any of their respective affiliates) enter into a month-to-month lease with respect to the Leased Equipment (until such time as such different lithotripsy equipment is utilized) upon such terms and conditions, if any, as may be mutually satisfactory to Newco and Sun Medical, and (B) within 45 days following each of the twelve-month periods ended September 30, 1998, 1999 and 2000, Sun Medical will pay to the Sellers, to be allocated amongst them ratably in accordance with their Ownership Percentages, 50% of the net income earned by Sun Medical with respect to its ownership interest in such partnership or entity during such twelve-month period, to the extent such net income is attributable to lithotripsy services provided by the partnership or entity providing lithotripsy services to that hospital, after deduction of all direct costs associated therewith and an allocable share of all indirect costs (which indirect costs will be allocated ratably based on the number of lithotripsy procedures performed at each hospital or other facility serviced by the partnership or entity);

              (v) If any such Class D Contract is not renewed in 1997, and clause (iv) of this subsection d. does not apply, but, on or before September 30, 1997, Sun Medical notifies the Sellers that it has commenced good faith negotiations with physician investors regarding the utilization of a new partnership or other entity with physician investors to provide lithotripsy services to any hospital subject to a Class D Contract, then

                   (A) Sun Medical shall have until March 31, 1998 to form such partnership or other entity; and if such partnership or other entity is so formed, the provisions of clause (iv)(A) above shall apply (except that Sun Medical shall not have the additional six (6) month period described in that clause) and the provisions of clause (iv)(B) shall apply with respect to such hospital for each of the twelve-month periods ended September 30, 1998, 1999 and 2000; and

                   (B) from September 30, 1997 until the date such new partnership or other entity is formed (or the date on which Sun Medical terminates negotiations relating thereto), Sun Medical may lease from Newco the Leased Equipment on such terms and conditions, if any, that may be mutually agreeable to Sun Medical and Newco; and

                   (C) Within 30 days following the date such new partnership or other entity is formed, and for a period of 36 months after the Effective Time, Sun Medical will pay to the Sellers, in accordance with their relative Ownership Percentages, 50% of the net income earned by Sun Medical with respect to its ownership interest in the new partnership or other entity to the extent such net income is attributable to lithotripsy services provided by the partnership or entity to the applicable hospital after deduction of direct and indirect costs using the same methodology described in subsections c. and d.(iv) above; and

             (vi) At any time EME is leasing the Leased Equipment from Newco pursuant to this subsection d., EME (or Sun Medical) shall, at its expense, (A) maintain the Leased Equipment in a reasonably good operating condition, and (B) insure the Leased Equipment with liability coverage and physical damage coverage, consistent with such coverage maintained on Sun Medical's own equipment; and with Newco named as an additional insured with respect to such coverage.

          e. With respect to the renewal of service agreements being considered in determining any Earn-Out Adjustments under subsections a.-d. above, (i) if any of such service agreements are not renewed, but are replaced during the period for which Earn-Out Adjustments would otherwise be due for such agreements, with lithotripsy service agreements (or such other form of agreement by which lithotripsy services are provided) from any affiliate of Sun Medical or Prime, then such contracts shall be deemed to have been renewed when so replaced, and the replacement agreement, if entered into during the prescribed period for which Earn-Out Adjustments would otherwise be due for such agreements, will be analyzed for purposes of calculating any applicable Earn-Out Adjustments, and (ii) if Prime or any affiliate of Prime or Sun Medical enters into a partnership or other entity with physician investors with respect to any of the hospitals covered by the Class C Contracts during the period for which Earn-Out Adjustments would otherwise be due for such agreements, as described in subsection c., or the Class D Contracts during the period for which Earn-Out Adjustments would otherwise be due for such agreements, as described in subsection d., then the Sellers shall be entitled to the payments described in subsection c. or subsection d., as applicable, as if Sun Medical had entered into such partnership or entity.

          f. At the Closing, Sellers shall be entitled to retain all EME cash on hand as of the Effective Time, and Sun Medical shall assign to Newco all accounts receivable of EME in existence as of the Effective Time. Thereafter, Sun Medical shall, on a monthly basis, remit to Newco any collections received by EME after the Effective Time which were payments of EME accounts receivable in existence as of the Effective Time. Sun Medical agrees to cause EME to use commercially reasonable efforts to collect the accounts receivable assigned to Newco, provided such efforts will not require EME or Sun Medical to institute or threaten legal action, or to withhold or alter, or threaten to withhold or alter, services.

          g. Promptly upon the occurrence of any Earn-Out Adjustment (or upon any payment by Sun Medical or EME to Sellers or Newco in respect of any Earn-Out Adjustment), Sun Medical shall provide to each Seller a written summary setting forth in reasonable detail the amount of such Earn-Out Adjustment and the method by which it was calculated. Sun Medical shall also promptly provide to Sellers such directly applicable supporting documentation as any Seller may reasonably request regarding the determination of any Earn-Out Adjustment.

          h. At any time and from time to time from the Closing Date until the date of the final Earn-Out Adjustment, (but not more than twice during any calendar year), upon reasonable advance written notice from any Seller, and at such Seller's expense, Sun Medical shall (and shall cause EME and, if applicable, Prime and all affiliates of Sun Medical and Prime) provide such Seller, and such Seller's attorneys, accountants and representatives, full access, during regular business hours, to all directly relevant books, financial and accounting records, and other directly relevant records relating to the nature, amount and calculation of any Earn-Out Adjustment.

     1.4    CLOSING.  The closing of the transactions contemplated by this
            -------
Agreement (the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 816 Congress Avenue, Suite 1900, Austin, Texas 78701, and shall be effective as of the Effective Time. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SUN MEDICAL
                 ---------------------------------------------

     Sun Medical represents and warrants to the Sellers that each of the following matters is true and correct in all respects as of the Closing Date (with the understanding that the Sellers are relying materially on such representations and warranties in entering into and performing this Agreement), which representations and warranties shall also be deemed made as of the Effective Time and which shall survive the Closing and not be merged therein:

     2.1    DUE ORGANIZATION AND PRINCIPAL EXECUTIVE OFFICE.  Sun Medical is a
            -----------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of California and has full corporate power and authority to carry on its business as now conducted and to enter into and perform this Agreement and each other agreement, instrument and document required to be executed by Sun Medical in connection herewith. Sun Medical's principal executive offices are located at 1301 Capital of Texas Highway, Austin, Texas 78746.

     2.2    DUE AUTHORIZATION.  This Agreement and each other agreement,
            -----------------
instrument, and document required herein to be executed by Sun Medical have been duly and validly authorized, executed and delivered by Sun Medical and constitute the valid and binding obligations of Sun Medical enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, conservatorship, receivership and other similar laws of general application affecting the rights and remedies of creditors. The execution, delivery, and performance of this Agreement and each other agreement, instrument, and document required herein to be executed by Sun Medical will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to Sun Medical or its properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which Sun Medical is a party or by which it or its properties are bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Sun Medical or (d) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Sun Medical. Other than such notification filings as may be required by applicable state or federal securities law (which filings shall timely be effected by Sun Medical after the date hereof), no action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required by Sun Medical in connection with the execution, delivery or performance of this Agreement (or any agreement, instrument or other document executed in connection herewith by Sun Medical).

     2.3    BROKERS AND FINDERS.  Sun Medical has not engaged, or caused to be
            -------------------
incurred any liability to, or will pay any money to or enter into an arrangement with, any finder, broker, or sales agent (or has paid, or will pay, any finder's fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     2.4    CLAIMS AND PROCEEDINGS.  Sun Medical is not a party to any claims,
            ----------------------
actions, suits, proceedings, or investigations, at law or in equity, before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality which seeks to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof; and, to the knowledge of Sun Medical, no such claim, action, suit, proceeding or investigation is threatened.

     2.5    INVESTMENT INTENT.  Sun Medical (a) is acquiring the Shares for
            -----------------
its own account for investment and not with a view to or in connection with a distribution (within the meaning of the Securities Act of 1933, as amended (the "Act") thereof, (b) is an "accredited investor" within the meaning of Rule 501 under the Act, (c) will not sell or transfer the Shares unless such Shares are registered under the Act or such sale or transfer is exempt from such registration requirements, (d) is able to bear the economic risk of its acquisition of the Shares and (e) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits of, and protecting its interests with respect to, its acquisition of the Shares.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 ---------------------------------------------

     The Sellers, jointly and severally, hereby represent and warrant to Sun Medical that the following matters are true and correct in all respects as of the Closing Date(with the understanding that Sun Medical is relying materially on each such representation and warranty in entering into and performing this Agreement), which representations and warranties shall also be deemed made as of the Effective Time and which shall survive the Closing and not be merged therein:

     3.1    DUE ORGANIZATION.  EME is a corporation duly organized, validly
            ----------------
existing, and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Complete and correct copies of EME's Articles of Incorporation, Bylaws, all board of directors' resolutions, all shareholders' resolutions, and all amendments thereto, have been delivered to Sun Medical. EME is qualified to do business and is in good standing in the states set forth on Schedule 3.1 attached hereto, which states, except as set forth on Schedule
   ------------                                                       --------
3.1, represent every jurisdiction where such qualification is required for the
----
conduct of EME's business.

     3.2    SUBSIDIARIES.  EME does not directly or indirectly have, or
            ------------
possess any options or other rights to acquire, any subsidiaries, or any direct or indirect ownership interest, in whole or in part, in any person, business, corporation, partnership, limited liability company, association, joint venture, trust, or other entity.

     3.3    DUE AUTHORIZATION.  Each Seller represents and warrants that (i)
            -----------------
such Seller has full power and authority to enter into and perform this Agreement and each other agreement, instrument, and document required to be executed by such Seller in connection herewith; (ii) the execution, delivery, and performance of this Agreement and such other agreements, instruments, and documents have been duly authorized by all necessary action of the Sellers;
(iii) this Agreement has been duly and validly executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, conservatorship, receivership and other similar laws of general application affecting the rights and remedies of creditors; (iv) the execution, delivery, and performance of this Agreement, and each other agreement, instrument and document required herein to be executed by the Sellers does not
(a) cause any Seller to violate any federal, state, county, or local law, rule, or regulation applicable to such Seller or its properties, (b) cause EME or any Seller to violate, or conflict with or permit the cancellation of, any agreement to which such Seller or EME is a party, or by which such Seller or EME or any of their respective properties are bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, any Seller or EME, or (d) cause EME or any Seller to violate, or conflict with any provision of, the documents creating or governing the Seller or EME, in each of cases (a)-(d) unless such violation, conflict, cancellation, or acceleration would not, individually or in the aggregate, have a material adverse effect on EME's financial condition, assets, business or operations; and (v) no action, consent, waiver or approval of, or filing with, any governmental authority is required by any Seller or EME in connection with the execution, delivery, or performance of this Agreement (or any agreement or other document executed in connection herewith by such Seller), unless the failure to obtain or effect the same would not have a material adverse effect on EME's financial condition, assets, business or operations. Notwithstanding anything in this Agreement to the contrary, each Seller is making the representations in this Section 3.3 as to themselves only (and as to EME where applicable) and is not making any representation or warranty with respect to any of the matters addressed in this Section 3.3 relating to any other Seller. For purposes of this Agreement, whenever there are references to "material" or "materially", such terms shall be deemed to mean an economic impact exceeding $25,000 with respect to the fact or matter being referred to or described.

     3.4  FINANCIAL STATEMENTS.
          --------------------

          (a) The consolidated unaudited balance sheet and income statement of EME as of and for the years ended December 31, 1995 and 1996 and its consolidated unaudited balance sheet and income statement as of and for the four
(4) months ended April 30, 1997 (collectively, the "EME Financial Statements") are attached hereto as Exhibit A. The EME Financial Statements have been
                       ---------
prepared in accordance with generally accepted accounting principles (except as specifically noted therein or in Schedule 3.4) applied on a consistent basis
                                 ------------
throughout the periods indicated and fairly present the consolidated financial position and results of operations of EME as of the indicated dates and for the indicated periods, except that (a) the Financial Statements do not contain footnotes as required by generally accepted accounting principles and, (b) the balance sheet and income statement for the interim period ended April 30, 1997 may be subject to year-end adjustments (which adjustments will not be material in the aggregate). Except to the extent reflected or provided for in the EME Financial Statements or in Schedule 3.4,
                                                                ------------
EME has no liabilities of a type that would be required to be reflected as such in the EME Financial Statements other than current liabilities on open account incurred in the ordinary course of business subsequent to April 30, 1997. Except as set forth in Schedule 3.4, since April 30, 1997, there has been no material
                ------------
adverse change in the financial position, assets, results of operations, or business of EME.

     3.5    CAPITAL STOCK.  The authorized and issued shares of all classes of
            -------------
capital stock of EME are described in Schedule 3.5 attached hereto, all such
                                      ------------
shares are duly authorized, validly issued, outstanding, fully paid, and non-assessable, and all such shares are owned beneficially and of record by the Sellers, free and clear of all liens. There are no outstanding securities, obligations, conversion or other rights, subscriptions, warrants, options, phantom stock rights, or (except for this Agreement) other contracts of any kind that give any person or entity the right to (a) purchase or otherwise receive or be issued any shares of capital stock of EME or any security or obligation of any kind convertible into or exchangeable for any shares of capital stock of EME, or (b) receive any benefits or rights that are similar to those enjoyed by or accruing to any holder of any of the Shares, or that entitle the holder to participate in the equity, income or election of directors or officers of EME. Upon the Closing, Sun Medical will own one hundred percent (100%) of each and every class of outstanding capital stock of EME, subject to no liens, claims or encumbrances whatsoever (other than restrictions on transfer imposed by Federal and applicable state securities laws).

          3.6  CONDUCT OF BUSINESS; CERTAIN ACTIONS.  Except for the Strip-Out
               ------------------------------------
Transactions (as defined in Section 4.2, below) or as set forth in Schedule 3.6,
                                                                   ------------
since December 31, 1996, EME has conducted its business and operations in the ordinary course and consistent with its past practices and has not (a) purchased or retired any indebtedness from any Seller or any of its shareholders, partners, members or other owners (an "Equity Holder") and has not purchased, retired, or redeemed any stock, partnership or membership interest, or other ownership interest from any Seller or Equity Holder, (b) increased the compensation of any of the Sellers, shareholders, partners, members or other owners, or key employees or, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of EME, increased the compensation of any other employees of EME, (c) made capital expenditures exceeding $10,000 individually or $25,000 in the aggregate, (d) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price for such asset (or group of related assets) exceeded $10,000 (other than sales of inventory in the ordinary course of business), (e) discharged or satisfied any lien or encumbrance or paid any material obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business, (f) made or guaranteed any loans or advances (other than advances made to employees in the ordinary course of business consistent with past practices) whatsoever, (g) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible, (h) canceled, waived, or released any of its material debts, rights, or claims against third parties, (i) amended its articles of incorporation, articles of organization, bylaws, partnership agreement or other organizational documents, (j) made or paid any severance or termination payment to any employee or consultant, (k) made any change in its method of accounting, (l) made any investment or commitment therefor in any person, business, corporation, association, partnership, limited liability company, joint venture, trust, or other entity, (m) made, entered into, amended, or terminated any written employment contract, (n) created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under Article IV of ERISA (as hereinafter defined) to any person or entity, (o) amended, terminated or experienced a termination of any material contract, agreement, lease, franchise, or license to which it is a party, (p) entered into any other material transactions except in the ordinary course of business, (q) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(p) of this Section, (r) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (s) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of its employees, or (t) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, it.

     3.7  OWNERSHIP OF ASSETS:  LICENSES, PERMITS, ETC.
          ---------------------------------------------

          (a)  Except as set forth on Schedule 3.7(a-1), EME has good and
                                      -----------------
marketable title to all of its Assets (as hereinafter defined) free and clear of all liens, security interests, claims, rights of another, and encumbrances of any kind whatsoever. The term "Assets" shall mean all of the business and assets, tangible or intangible, wherever situated, including without limitation those necessary or convenient to the providing of the extracorporeal shockwave lithotripsy and related services ("Lithotripsy Operations") provided by EME as of April 30, 1997, such Assets to include, without limitation, accounts receivable; all contract rights, including without limitation service agreements and management contracts; licenses, certificates of need and other permits; all trade names and other intellectual property; leases; computer software; lithotripters and other equipment; other items of personal property; and all the Assets specifically set out on Schedule 3.7(a-2)
                                                              -----------------
attached hereto; provided, that the Assets shall not include (i) the Retained Assets (as defined in Section 4.2 below) or (ii) all cash of EME on hand immediately preceding the Effective Time. EME has such Assets as are required for the continued operation of its Lithotripsy Operations as currently conducted and as conducted on April 30, 1997, except for the Retained Assets.

          (b) The Assets of EME are in reasonably good operating condition and repair, subject to ordinary wear and tear, taking into account the respective ages of the properties involved and are adequate for the conduct of its Lithotripsy Operations.

          (c) Attached hereto as Schedule 3.7(c) is a description of all
                                 ---------------
federal, state, county, and local governmental licenses, certificates, certificates of need and permits held or applied for by EME. EME has complied in all material respects, and each is in compliance in all material respects, with the terms and conditions of any such licenses, certificates, certificates of need and permits. Except as described in Schedule 3.7(c), no additional
                                             ---------------
license, certificate,
certificate of need or permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the business of EME, which, if not obtained, would materially and adversely affect the Lithotripsy Operations or other business activities of EME. Except as set forth on Schedule 3.7(c), no claim has been made or threatened by any
         ---------------
governmental authority to the effect that a license, permit, certificate, certificate of need or order not possessed by EME is necessary in respect of the business conducted by EME. None of the licenses, permits, certificates and certificates of need noted on the attached Schedule 3.7(c) will be terminated as
                                           ---------------
a result of the transfer of the Shares to Sun Medical.

     3.8  LIABILITIES.  Except to the extent specifically reflected in the EME
          -----------
Financial Statements or in Schedule 3.4, there were no liabilities against, owed
                           ------------
by, relating to or affecting EME as of April 30, 1997 that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or result of operations of EME. Except as set forth in Schedule 3.4, since April 30, 1997,
                                           ------------
EME has not incurred or suffered any liabilities that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), or results of operations of EME.

     3.9  ENVIRONMENTAL ISSUES.
          --------------------

          (a) For purposes of this Agreement, the term "environmental laws" shall mean all laws and regulations relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste and any order related thereto.

          (b) EME has complied in all material respects with and obtained all material authorizations and made all material filings required by all applicable environmental laws. The properties occupied or used by EME have not been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials in violation of any applicable environmental law.

          (c)  Except as set forth in Schedule 3.9(c) neither EME has received
                                      ---------------
any notice from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any federal, state or local governmental authority for non-compliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or other material pertaining to its business ("Citations") or any written notice from any private party alleging any such non-compliance; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such non-compliance.

     3.10 INTELLECTUAL PROPERTY RIGHTS.  There are no patents, trademarks,
          ----------------------------
tradenames, or copyrights, and no applications therefor, owned by or registered in the name of EME or in which EME has any right, license, or interest. EME is not a party to any license agreement, either as licensor or licensee, with respect to any patents, trademarks, tradenames, or copyrights. EME has not received any notice that it is infringing any patent, trademark, trade name, or copyright of others.

     3.11 COMPLIANCE WITH LAWS.  Except as set forth in Schedule 3.11, EME has
          --------------------                          -------------
complied in all material respects, and is in compliance in all material respects, with all federal, state, county, and local laws, rules, regulations and ordinances currently in effect and applicable to its business. No claim has been made or threatened by any governmental authority against EME to the effect that the business conducted by EME fails to comply, in any respect, with any law, rule, regulation, or ordinance.

     3.12 INSURANCE.  Attached hereto as Schedule 3.12 is a list of all
          ---------                      -------------
policies of fire, liability, business interruption, and other forms of insurance and all fidelity bonds held by or applicable to EME at any time since January 1, 1995, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage, and annual premium. No event has occurred which will result in a retroactive upward adjustment of premiums under any such policies or which is likely to result in any prospective upward adjustment in such premiums. There has been no material change in the type of insurance coverage maintained by EME during the past five (5) years, including without limitation any change which has resulted in there being any period during such five (5) years in which EME has had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of EME has been canceled within the last three (3) years. The Sellers have made all necessary arrangements to maintain "tail" insurance for professional and general liability coverage, for claims, acts or omissions occurring prior to the Closing Date, of the same types, and to the same extent, as was maintained prior to the Effective Time; and such "tail" insurance coverage shall be maintained in place for a period of three (3) years after the Closing. Sun Medical or EME will reimburse Sellers at the Closing for the actual out-of-pocket costs incurred in maintaining insurance coverage for EME during the period between the Effective Time and the Closing Date.

     3.13 EMPLOYEE BENEFIT MATTERS. EME does not maintain or contribute to,
          ------------------------
nor is it required to contribute to, any "employee welfare benefit plan" (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended ("ERISA") or any "employee pension benefit plan" (as defined in section 3(2) of ERISA and not exempted under section 4(b) or 201 of ERISA). EME does not presently maintain or has ever maintained, or had any obligation of any nature to contribute to, a "defined benefit plan" within the meaning of section 414(j) of the Code, without regard to whether such defined benefit plan met the requirements of section 401(a) of the Code.

     3.14 CONTRACTS AND AGREEMENTS.  Attached hereto as Schedule 3.14 is a
          ------------------------                      -------------
list of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness) to which EME is a party or by which EME or its properties are bound, pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during any year during the term thereof, $5,000 or greater, or which are otherwise material to the business of EME (including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements, lithotripsy service agreements, and similar agreements and instruments and all confidentiality agreements). Neither EME nor, to the knowledge of the Sellers, any of the other parties thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by EME or, to the knowledge of the Sellers, by any other party thereto) under any such contracts, commitments, leases, or other agreements, except where such defaults, individually or in the aggregate, would not be material. EME has not waived any material right under any such contracts, commitments, leases, or other agreements, and no consents or approvals (other than consents or approvals that have been obtained in writing and delivered to Sun Medical prior to Closing) is required thereunder in connection with the consummation of the sale of the Shares or other transactions contemplated hereby. EME has not guaranteed any obligation of any other person or entity.

     3.15 CLAIMS AND PROCEEDINGS.  Attached hereto as Schedule 3.15 is a list
          ----------------------                      -------------
and description of all claims, actions, suits, proceedings, and investigations pending or, to the knowledge of such Seller, threatened against EME, or affecting any of their properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on Schedule 3.15 attached hereto, none of such claims,
                       -------------
actions, suits, proceedings, or investigations will result in any liability or loss to EME which (individually or in the aggregate) is material, and EME has not been, or is now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or, to the knowledge of such Seller, threatened against EME to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

     3.16 TAXES.  All federal, foreign, state, county, and local income, gross
          -----
receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, "Taxes") returns, reports, and declarations of estimated tax (collectively, "Returns") which were required to be filed by EME on or before the Closing Date hereof have been filed within the time (including any applicable extensions) and in the manner (in all material respects) provided by law, and all such Returns are true and correct in all material respects and accurately reflect, in all material respects, the Tax liabilities of EME. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid or adequately accrued in the EME Financial Statements. The provisions for Taxes reflected on the balance sheet contained in the EME Financial Statements are adequate to cover all of EME's Tax liabilities for the respective periods then ended and all prior periods. As of the Closing, EME will not owe any federal income Taxes for any period prior to the Effective Time. EME has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits against EME with respect to any Taxes owed or allegedly owed by EME. No federal income tax return of EME has been audited. There are no tax liens on any of the assets of EME. Proper and accurate amounts have been withheld and remitted by EME from and in respect of all persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. EME is not a party to any tax sharing agreement with any other person. EME utilizes the accrual method of accounting for federal income tax purposes.


     3.17 PERSONNEL.  Attached hereto as Schedule 3.17 is a list of names and
          ---------                      -------------
annual rates of compensation of the employees of EME whose rates of compensation, on an annualized basis, during the fiscal year ended December 31, 1996 (including base salary, bonus, commissions, and incentive pay) exceeded $20,000, or whose compensation is expected to exceed $20,000 for the fiscal year ending December 31, 1997. Schedule 3.17 attached hereto also contains a brief
                           -------------
description of all material terms of employment agreements and confidentiality agreements to which EME is a party and all severance benefits which any director, officer, employee, agent or sales representative of EME is or may be entitled to receive. The Sellers have delivered to Sun Medical accurate and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments to which EME is a party and under which its employees are entitled to receive benefits of any nature. The employee relations of EME are good and there is no pending or, to such Seller's knowledge, threatened labor dispute or union organization campaign relating to EME. None of the employees of EME are represented by any labor union or organization. There is no unfair labor practice claim against EME before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or, to the Sellers' knowledge, threatened against or involving EME.

     3.18 BUSINESS RELATIONS.  Sellers have no reason to believe that any
          ------------------
supplier or customer of EME will cease or refuse to do business with EME in the same manner as previously conducted as a result of or soon after the consummation of the transactions contemplated hereby (subject to the expiration of any service agreements of EME in accordance with their terms). EME has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by EME.

     3.19 ACCOUNTS RECEIVABLE.  All of the accounts, notes, and loans
          -------------------
receivable that have been recorded on the books of EME are bona fide and represent amounts validly due subject to no defenses.

     3.20 AGENTS.  Except as set forth in Schedule 3.20, EME has not
          ------                          -------------
designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

     3.21 INDEBTEDNESS TO AND FROM PARTNERS AND EMPLOYEES.  Except as set
          -----------------------------------------------
forth in Schedule 3.21, EME does not owe any indebtedness to any of the Sellers
         -------------
or its partners, members, shareholders, officers, directors or employees and, EME does not have any indebtedness owed to it from any of the Sellers or its partners, members, shareholders, officers, directors or employees, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in its ordinary course of business and consistent with its past practices.

     3.22 COMMISSION SALES CONTRACTS.  Except as set forth in Schedule 3.22,
          --------------------------                          -------------
EME does not employ or have any relationship with any individual, corporation, partnership, or other entity whose compensation from such entity is in whole or in part determined on a commission basis.

     3.23 CERTAIN CONSENTS.  There are no material consents, waivers, or
          ----------------
approvals required to be executed and/or obtained by EME or any Seller in connection with the execution, delivery, and performance of this Agreement.

     3.24 BROKERS.  Neither EME nor any Seller has engaged, or caused any
          -------
liability to be incurred to, any finder, broker, or sales agent (or has paid, or will pay, any finder's fee or similar fee or commission to any person, other than a Seller) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     3.25 INTEREST IN COMPETITORS, SUPPLIERS, AND CUSTOMERS.  Neither the
          -------------------------------------------------
Sellers nor any of their immediate family members or affiliates have any ownership interest in any competitor, customer or supplier of EME or any property used in the operation of the business of EME. Furthermore, no officer or director of EME, or to the knowledge of Sellers, any employee of EME, has any such ownership interest.

     3.26 WARRANTIES.  Attached hereto as Schedule 3.26 is a list and brief
          ----------                      -------------
description of all warranties and guarantees made by EME to third parties with respect to any products sold or services rendered by it. Except as set forth on

Schedule 3.26 attached hereto, no claims for breach of product or service
-------------
warranties have been made against EME since January 1, 1995.

     3.27 EXTINGUISHMENT OF INDEBTEDNESS.  As of the Closing, all indebtedness
          ------------------------------
and liabilities of EME and all subsidiaries of EME, as of the Effective Time, including without limitation trade payables and accrued expenses (except accrued vacation time expense as set forth on Schedule 3.27), will have been paid-off or
                                      -------------
otherwise extinguished, and there will be no liens, claims or encumbrances whatsoever on any of the Shares or any Assets or properties of EME. None of the debts or obligations of EME, including without limitation any convertible indebtedness, was forgiven or otherwise extinguished prior to the Closing such that any taxable income or gain would be incurred by EME, any of the Sellers or their other equity owners after the Closing. With respect to the accrued vacation time expense for employees of EME as set forth on Schedule 3.27, and
                                                           -------------
only to the extent set forth on Schedule 3.27, such accrued expense obligation
                                -------------
shall be retained by EME at the Closing, and Sun Medical shall deduct the amount so retained from amounts due Sellers at the Closing, allocated ratably amongst the Sellers in accordance with their Ownership Percentages.

     3.28 NO KNOWN BREACHES.  None of the Sellers has knowledge of any breach
          -----------------
or default by any of the other Sellers of their respective representations and warranties, covenants or other agreements made in this Agreement.

                                  ARTICLE IV

                           COVENANTS AND AGREEMENTS
                           ------------------------

     4.1 COOPERATION RELATING TO FINANCIAL STATEMENTS.  Each Seller agrees to
         --------------------------------------------
reasonably cooperate with Sun Medical in the preparation of any financial statements of EME for any period prior to the Closing, which Sun Medical or its affiliates may be required by any applicable law to prepare. Sun Medical and its affiliates will have no obligation to compensate Sellers for such cooperation, or to reimburse any expenses incurred by Sellers unless such expenses are preapproved in writing by Sun Medical. However, this Section 4.1 shall not obligate any of the Sellers to incur any out-of-pocket expenses.

     4.2 STRIP-OUT TRANSACTIONS.  Prior to the Closing, the Sellers may cause
         ----------------------
EME (the "Strip-Out Transferor") to enter into the transactions described specifically on Schedule 4.2 attached hereto (the "Strip-Out Transactions") in
                ------------
order that the assets (the "Retained Assets") listed on Schedule 4.2 attached
                                                        ------------
hereto, shall be conveyed out of the Strip-Out Transferor and to one or more Sellers, or into VJJ, Inc., a California corporation ("Newco") which is owned by the Sellers; provided that the Sellers hereby agree to assume and be fully liable for any and all debts, liabilities, costs or other expenses (the "Retained Asset Liabilities") associated with the Retained Assets including without limitation those listed on Schedule 4.2 attached hereto. Furthermore,
                                   ------------
Sellers may cause EME to distribute cash to Sellers prior to the Closing so long as no cash is distributed from revenues received by EME after the Effective Time.

     4.3 GUARANTY OF PRIME.  Prime hereby unconditionally and irrevocably
         -----------------
guarantees the timely performance of, and promises timely to perform, each of the obligations of Sun Medical hereunder. Without limiting the foregoing, Prime agrees that if Sun Medical shall for any reason fail to pay to Sellers (or any Seller) any amount then due and payable by Sun Medical to Sellers (or any Seller) under ARTICLE I or ARTICLE VII hereunder, Prime shall immediately pay such amount to the Sellers (or the applicable Seller). Prime hereby agrees not to require any Seller to proceed against Sun Medical or any other person or to pursue any other remedy before proceeding against Prime under this guaranty. Prime hereby represents and warrants to each Seller that each of the representations and warranties in Section 2.1, 2.2 and 2.3 are true and correct (mutatis mutandis) as if made by Prime with respect to its obligations under
 ----------------
this Section; except that Prime is a Delaware corporation.

     4.4 CONDUCT OF EME POST-CLOSING.  Following the Closing, Sun Medical
         ---------------------------
shall cause EME (or EME's successors or assigns) to (a) comply in all material respects with all laws, permits and instruments applicable to EME's business or the Assets; (b) timely perform in all material respects all commitments or obligations of EME under each of the contracts and agreements described in Sections 1.3 and 3.14 and (c) use commercially reasonable efforts to renew the Class A Contracts, the Class B Contracts and the Class D Contracts.

     4.5 QUALIFICATION IN WASHINGTON AND OREGON.  The parties acknowledge
         --------------------------------------
that, as of the Effective Time and the Closing Date, EME was not qualified to do business in the states of Washington and Oregon, may need new or revised registrations, licenses, certificates, certificates of need or permits for the business conducted in Washington and Oregon as of the Closing Date. The parties agree that, after the Closing, EME will qualify to do business in, and will obtain the necessary new or revised registration, licenses, certificates, certificates of need or permits for the business conducted by EME as of the Closing Date in, Washington and Oregon. Sellers, jointly and severally, agree to reimburse EME or Sun Medical, on demand, for any and all reasonable out-of-pocket costs incurred by EME or Sun Medical in accomplishing the matters described in the preceding sentence. Sun Medical's and Prime's offset rights described in Section 6.2 shall also extend to any amounts not promptly reimbursed as required in this Section.

                                   ARTICLE V

                              CLOSING OBLIGATIONS
                              -------------------

     5.1  SUN MEDICAL'S CLOSING OBLIGATIONS.  At the Closing, Sun Medical
          ---------------------------------
shall:

          (a) pay the Closing Payment portion of the Purchase Price and the prepaid expense amount described in Section 1.2, less the accrued vacation expense deduction as described in Section 3.27; and

          (b) deliver such good standing certificates, officer certificates, and similar documents and certificates as counsel for the Sellers may reasonably require.

     5.2  THE SELLERS' CLOSING OBLIGATIONS.  At the Closing, the Sellers shall:
          --------------------------------

          (a) deliver the original certificates representing the Shares to Sun Medical, and execute and deliver an assignment of the Shares and blank stock power (the "Assignment and Stock Power") to Sun Medical in the form attached hereto as Exhibit B and such other documents as Sun Medical may request in order
          ---------
to transfer to Sun Medical the ownership of the Shares on the books of EME;

          (b) deliver such good standing certificates, officer, manager and/or partnership certificates, and similar documents and certificates as counsel for Sun Medical may reasonably require; and

          (c) cause every director and officer of EME and every director and officer of any other entities which EME has authority to elect or cause to be elected, to tender to Sun Medical written resignations from such positions which are effective as of the Effective Time and which contain releases of all claims, known or unknown, which such former directors and officers have or might have against EME or any such other entities.

                                  ARTICLE VI

                        INDEMNIFICATION OF SUN MEDICAL
                        ------------------------------

     6.1  SURVIVAL OF REPRESENTATIONS; TIME LIMITS; KNOWLEDGE.
          ---------------------------------------------------

          (a) All representations and warranties of the Sellers hereunder shall survive the Closing and shall terminate on the third anniversary thereof (the "Termination Date").

          (b) No Sun Medical Indemnified Party (as defined in Section 6.2 below) shall be entitled to indemnification from any Seller under this ARTICLE VI (or otherwise) unless the Sun Medical Indemnified Party seeking such indemnification gives the party from which such indemnification is sought written notice of a claim for indemnification (which shall set forth in reasonable detail the basis for such claim) on or before the Termination Date; provided that this Section 6.1(b) shall not apply to a claim for indemnification
--------
based on a breach by a Seller of his obligations under ARTICLE VIII.

          (c) No Sun Medical Indemnified Party (or any person claiming through such party) shall be entitled to indemnification from any Seller based on any inaccuracy, falsity or misrepresentation of any representation or warranty made by such other hereunder if the Sun Medical Indemnified Party or Sun Medical had actual knowledge of such inaccuracy, falsity or misrepresentation prior to the Closing and elected to proceed with the Closing, unless the election to proceed with the Closing was an accommodation to the Sellers as set forth in a separate written agreement executed by the parties hereto at or prior to the Closing.

     6.2 INDEMNIFICATION OF SUN MEDICAL.  Each Seller, jointly and severally,
         ------------------------------
agrees to indemnify and hold harmless Sun Medical and each officer, director, employee, and affiliate (including without limitation, EME) of Sun Medical (collectively, the "Sun Medical Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") in connection with the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") which any of the Sun Medical Indemnified Parties may sustain, arising out of or relating to (a) any breach or default by any Seller of any of their representations, warranties, covenants or agreements contained in this Agreement or in any agreement or document executed in connection herewith (including, without limitation, the agreement to extinguish all liabilities of EME as of the Effective Time and to assume the Retained Asset Liabilities), or (b) any obligation or liability, direct or contingent, known or unknown, of EME not reflected in the Schedules to this Agreement in violation of any representation, warranty, covenant or other provision contained in this Agreement, or (c) the Strip-Out Transactions, or the sale, liquidation or other disposition by EME, at, before or after the Closing, of the Retained Assets or any business lines, subsidiaries, divisions or other business units or assets, and any Taxes arising from any of such transactions, or (d) any liability, direct or contingent, known or unknown, of EME which arises from or is based on facts, acts or omissions occurring at or prior to the Closing Date, other than trade payables on open account to unaffiliated entities incurred after the Effective Time in the ordinary course of its Lithotripsy Operations and accrued expenses related to expenses incurred in the ordinary course of its Lithotripsy Operations after the Effective Time, or (e) any claims asserted against EME based on allegations against, or acts or omissions of, Executive Medical Enterprises I, Inc. ("EME-I"), or any other entity in which any Seller has an interest and whose name or trade name is similar to EME's, or (f) any taxes, fines, levies, fees or assessments asserted against any Sun Medical Indemnified Party attributable to EME's failure to be qualified in Washington or Oregon, and to have all necessary registrations, licenses, certificates, certificates of need or permits for the business conducted in Washington and Oregon as of the Closing Date. Notwithstanding the foregoing, (i) no Seller shall have any indemnity obligation under clause (e) above with respect to EME-I, or any other entity whose name or trade name is similar to EME's, for any period during which such Seller has, or had, no equity interest in such corporation or other entity, (ii) the indemnity obligations of the Sellers shall not be joint and several with respect to any violations by a Seller of any of the covenants in ARTICLE VIII, each Seller shall be solely responsible for any indemnity obligations arising from a violation of ARTICLE VIII by that Seller, and no Seller will have any indemnity obligation arising from a violation of
ARTICLE VIII by another Seller, and (iii) no Seller will have an indemnity obligation under clause (f) above to the extent Indemnified Costs result from EME failing to apply for (and thereafter diligently pursue the obtaining of) qualification to do business in Washington and Oregon and any necessary registrations, licenses or permits for the business conducted in Washington and Oregon as of the Closing Date, within ninety (90) days after the

Closing Date. Fazio represents and warrants that neither of Gordon or Pecora has had any interest in EME-I at any time on or prior to the Closing Date; and Sun Medical and EME agree that no Sun Medical Indemnified Parties will assert an indemnity claim against Gordon or Pecora under clause (e) above with respect to EME-I related allegations, acts or omissions on or prior to the Closing Date. Sun Medical and Prime shall be entitled to credit and offset any indemnity payments or advances to which any Sun Medical Indemnified Party is entitled pursuant hereto against any amounts which Sun Medical or EME may owe to the Sellers, including the Earn-Out Adjustments.

     6.3  DEFENSE OF THIRD-PARTY CLAIMS.  A Sun Medical Indemnified Party shall
          -----------------------------
give prompt written notice to the Sellers of the commencement or assertion of any third party action in respect of which such Sun Medical Indemnified Party shall seek indemnification hereunder. Any failure so to notify the Sellers shall not relieve the Sellers from any liability that it may have to such Sun Medical Indemnified Party under this ARTICLE unless the failure to give such notice materially and adversely prejudices the Sellers. The Sellers shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

          (a) The Sun Medical Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action;

          (b) The Sellers shall obtain the prior written approval of the Sun Medical Indemnified Party, which approval shall not be unreasonably withheld or delayed, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Sun Medical Indemnified Party or if, in the reasonable opinion of the Sun Medical Indemnified Party, such settlement, compromise, admission, or acknowledgment would have a material adverse effect on its business or, in the case of a Sun Medical Indemnified Party who is a natural person, on his or her assets or interests;

          (c) The Sellers shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Sun Medical Indemnified Party of a release from all liability in respect of such third-party action; and

          (d) The Sellers shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Sun Medical Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Sellers fail to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Sun Medical Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Sun Medical Indemnified Party; provided, however, that the Sun
                                                --------  -------
Medical Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of the Sellers without the prior written consent of the Sellers.

          (e) The Sellers shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section to or for the account of the Sun Medical Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Sun Medical Indemnified Party has agreed in writing to reimburse the Sellers for the full amount of such payments if the Sun Medical Indemnified Party is ultimately determined not to be entitled to such indemnification.

          (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     6.4  LIMITATIONS.  Notwithstanding anything in this ARTICLE VI to the
          -----------
contrary:

          (a) In the absence of fraud or intentional misrepresentation, no Seller shall have any liability or obligation to any Sun Medical Indemnified Party (or any other person) under ARTICLE VI, or otherwise with respect to any of the matters set forth herein, in an amount that exceeds, in the aggregate, the aggregate Purchase Price (including the Earn-Out Adjustments) under ARTICLE I.

          (b) The obligations of any Seller to defend, indemnify and hold harmless any Sun Medical Indemnified Party (or any other person) under ARTICLE VI, or otherwise with respect to any of the matters set forth herein, shall apply only to the extent that the total amount of all Indemnified Costs for which all Sun Medical Indemnified Parties (or other persons) are entitled to indemnification exceeds $25,000.

                                  ARTICLE VII

                        INDEMNIFICATION OF THE SELLERS
                        ------------------------------

     7.1  SURVIVAL OF REPRESENTATIONS; TIME LIMITS; KNOWLEDGE.
          ---------------------------------------------------

          (a) All representations and warranties of Sun Medical hereunder shall survive the Closing and shall terminate on the Termination Date.

          (b) No Seller shall be entitled to indemnification from Sun Medical, or Prime, under this ARTICLE VII (or otherwise) unless the Seller seeking such indemnification gives the party from which such indemnification is sought written notice of a claim for indemnification (which shall set forth in reasonable detail the basis for such claim) on or before the Termination Date.

          (c) No Seller (or any person claiming through such party) shall be entitled to indemnification from Sun Medical or Prime based on any inaccuracy, falsity or misrepresentation of any representation or warranty made hereunder if any Seller had actual knowledge of such inaccuracy, falsity or misrepresentation prior to the Closing and elected to proceed with the Closing.

     7.2  INDEMNIFICATION OF THE SELLERS.  Sun Medical agrees to indemnify and
          ------------------------------
hold harmless each of the Sellers from and against any and all Indemnified Costs in connection with the commencement or assertion of any third party action which any of the Sellers may sustain, arising out of or relating to (a) any breach or default by Sun Medical of any of the representations, warranties, covenants or agreements contained in this Agreement or any agreement or document executed in connection herewith, or (b) any liability, direct or contingent, known or unknown, of EME or Sun Medical which arises from or is based on facts, acts or omissions occurring after the Closing Date.

     7.3  DEFENSE OF THIRD-PARTY CLAIMS.  A Seller shall give prompt written
          -----------------------------
notice to Sun Medical of the commencement or assertion of any third party action in respect of which such Seller shall seek indemnification hereunder. Any failure to so notify Sun Medical shall not relieve Sun Medical from any liability that it may have to such Seller under this ARTICLE unless the failure to give such notice materially and adversely prejudices Sun Medical. Sun Medical shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

          (a) The Seller shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action;

          (b) Sun Medical shall obtain the prior written approval of the Seller, which approval shall not be unreasonably withheld or delayed, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Seller or if, in the reasonable opinion of the Seller, such settlement, compromise, admission, or acknowledgment would have a material adverse effect on its business;

          (c) Sun Medical shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Seller of a release from all liability in respect of such third-party action; and

          (d) Sun Medical shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Seller shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which Sun Medical fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Seller which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Seller; provided, however, that the Seller shall make no
                         --------  -------
settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of Sun Medical without the prior written consent of Sun Medical.

          (e) Sun Medical shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section to or for the account of the Seller from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Seller has agreed in writing to reimburse Sun Medical for the full amount of such payments if the Seller is ultimately determined not to be entitled to such indemnification.

          (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     7.4  LIMITATIONS.  Notwithstanding anything in this ARTICLE VII to the
          -----------
contrary:

          (a) In the absence of fraud or intentional misrepresentation, neither Sun Medical nor Prime shall have any liability or obligation to any Seller (or any other person or entity) under ARTICLE VII, or otherwise with respect to any of the matters set forth herein, in an amount that exceeds, in the aggregate, the Aggregate Purchase Price (including the Earn-Out Adjustments) under ARTICLE I.

          (b) The obligations of Sun Medical or Prime to defend, indemnify and hold harmless any Seller (or any other person) under ARTICLE VII, or otherwise with respect to any of the matters set forth herein, shall apply only to the extent that the total amount of all Indemnified Costs for which all Sellers (or other persons) are entitled to indemnification exceeds $25,000; provided, however, this $25,000 requirement shall not apply to claims for payment of any Earn-Out Adjustments.

                                  ARTICLE VIII

                                NON-COMPETITION
                                ---------------

     Each of the Sellers hereby agrees that until the fifth anniversary of the Closing Date, he will not directly or indirectly (through Newco or otherwise), either through any kind of ownership (other than ownership of securities of a publicly held corporation of which it owns less than five percent (5%) of any class of outstanding securities), or as a principal, agent, employer, employee, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for its own benefit or for the benefit of any other person, firm or corporation, without the prior written consent of Sun Medical, commit any of the following acts, which acts shall be considered violations of this covenant not to compete:

          (a) Directly or indirectly provide lithotripsy services, including without limitation, lithotripsy patient services, lithoptripsy management services, lithotripter leasing (except leases to Sun Medical pursuant to this Agreement), or similar services, anywhere within the States of California, Oregon or Washington;

          (b) Directly or indirectly utilize the Retained Assets for lithotripsy services, as defined in (a) above, anywhere within the States of California, Oregon or Washington, or sell, lease or otherwise convey any of the Retained Assets, or any interest therein, to any third party who provides, or intends to provide during the period ending on the fifth anniversary of the Closing Date, lithotripsy services (as defined in (a) above) anywhere within the States of

California, Oregon or Washington; it being understood and agreed that if any sale by Sellers or Newco of any of the Retained Assets is to a person or entity whose primary business with respect to such types of assets is to acquire them for resale to unrelated parties, then in such case only, the Sellers shall only be required to use their best efforts to determine where the Retained Assets sold to such reseller would be resold and used, and to not sell any Retained Assets to any such reseller who any Seller concludes, based on such best efforts determination, may (more likely than not) resell any Retained Assets in, or for use in, any of the States of California, Oregon or Washington prior to the fifth anniversary of the Closing Date;

          (c) Directly or indirectly request or advise any patient or physician or any other person, firm, corporation or other entity having a business relationship with Sun Medical, EME or any affiliate or entity related to any of them, to withdraw, curtail, or cancel its business with Sun Medical, EME or such affiliate or related entity; or

          (d) Directly or indirectly solicit for employment or employ any employee (other than any employee related to a Seller) of Sun Medical, EME or any affiliate or entity related to any of them, or induce or attempt to influence any employee (other than any employee related to a Seller) of Sun Medical, EME or any such affiliate or related entity to terminate his or her employment with Sun Medical, EME or any such affiliate or related entity.

     Each of the Sellers has reviewed and carefully considered the provisions of this ARTICLE and, having done so, each agrees that the restrictions set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome to any of the Sellers, and (c) are reasonably required for the protection of the interests of Sun Medical, EME and their affiliates.

     Each of the Sellers agrees that a violation on its part of any covenant contained in this ARTICLE will cause Sun Medical and EME irreparable damage for which remedies at law may be insufficient, and for that reason, each of the Sellers agrees that Sun Medical and EME shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that Sun Medical or EME may have, including, specifically, recovery of additional damages.

     Of the Purchase Price, $10,000, $10,000 and $5,000 shall be allocated to the agreements of Messrs. Gordon, Pecora and Fazio, respectively, under this
ARTICLE VIII.

                                  ARTICLE IX

                            POST CLOSING AGREEMENTS
                            -----------------------

     Each of the Sellers agrees to reasonably cooperate with Sun Medical and EME in transitioning the business conducted, and business relationships maintained by EME prior to the Closing to the operations established by Sun Medical after the Closing for so long as any Earn-Out Adjustments are, or may be, due; and each of the Sellers agrees not to take any action or make any disclosure, including disclosures related to the transactions contemplated by this Agreement, which might alter or impair any relationship with any patient, customer, or other service recipient which did business with EME prior to the Closing. Sun Medical, EME and their affiliates will have no obligation to compensate Sellers for such cooperation, or to reimburse any expenses incurred by Sellers unless such expenses are preapproved in writing by Sun Medical. However, this ARTICLE IX shall not obligate any of the Sellers to incur any out-of-pocket expenses. Each of the Sellers agrees to promptly remit to EME (through Sun Medical) any payments received by such Seller, for services provided by EME. Furthermore, each of the Sellers agrees to deposit any such payments received directly to a deposit account designated and controlled by Sun Medical or to take such other action as may be requested by Sun Medical to implement and maintain a system for remitting payments due EME which come into the possession or control of any of the Sellers.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1 COLLATERAL AGREEMENTS, AMENDMENTS, AND WAIVERS.  This Agreement
          ----------------------------------------------
(together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

     10.2 SUCCESSORS AND ASSIGNS.  Neither Sun Medical's nor any of the
          ----------------------
Sellers' rights or obligations under this Agreement may be assigned without the prior written consent of all parties hereto, except that (i) Sun Medical may assign its rights and obligations hereunder to any entity, one hundred percent (100%) of the voting equity ownership interests of which is at the time owned, directly or indirectly, by Sun Medical or Prime and (ii) any Seller may assign, in writing, its rights to receive any amounts under Section 1.3 hereof upon written notice to Sun Medical, provided the amounts so assigned shall remain fully subject to the offset rights of Sun Medical and Prime hereunder and, as a condition of such assignment, the assignor shall obtain the written consent and acknowledgment thereof from the assignee and provide a copy thereof to Sun Medical. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

     10.3 EXPENSES.  Regardless of whether the transactions contemplated
          --------
hereby are consummated, each party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its counsel.

     10.4 INVALID PROVISIONS.  If any provision of this Agreement is held to
          ------------------
be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     10.5 INFORMATION AND CONFIDENTIALITY.  Each party hereto agrees that such
          -------------------------------
party shall hold in strict confidence all information and documents received from any other party hereto, and if the Closing does not occur, each such party shall return to the other parties hereto all such documents then in such receiving party's possession without retaining copies; provided, however, that each party's obligations under this Section shall not apply to (a) any information or document required to be disclosed by law, (b) any information or document in the public domain, or (c) any information or document that Sun Medical discloses to any potential lender to or investor in Sun Medical or any of its affiliates.

     10.6 WAIVER.  No failure or delay on the part of any party in exercising
          ------
any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

     10.7 NOTICES.  Any notices required or permitted to be given under this
          -------
Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

     Sun Medical:       Sun Medical Technologies, Inc.
                        1301 Capital of Texas Highway
                        Austin, Texas  78746
                        Attention:  President

     with a copy to:    Mr. Timothy L. LaFrey
                        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        816 Congress Avenue, Suite 1900
                        Austin, Texas  78701

     Sellers:           Joseph Fazio
                        2609 Fletcher Avenue
                        Fort Lee, New Jersey  07024

                        Vernon Gordon
                        610 Commerce Drive, Suite A
                        Roseville, California  95768

                        John Pecora
                        710 West Napa Street, Suite 3
                        Sonoma, California  95476


Each party may change its address for purposes of this Section by proper notice to the other parties.

     10.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS.  Regardless
          ------------------------------------------------------
of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing until the Termination Date. The provisions of ARTICLE VIII shall terminate or expire as provided therein, and not on the Termination Date.

     10.9 FURTHER ASSURANCES.  At, and from time to time after, the Closing,
          ------------------
each party shall, at the request of another party, but without further consideration, execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and take such other action as such party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

     10.10 CONSTRUCTION.  This Agreement and any documents or instruments
           ------------
delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

     10.11 ARBITRATION.  Except as set forth in ARTICLE VIII, any controversy
           -----------
between the parties regarding this Agreement and any claims arising out of this Agreement or its breach shall be submitted to arbitration by either party. The arbitration proceedings shall be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in San Francisco, California and the arbitrator shall have the right to award actual damages and attorney fees and costs, but shall not have the right to award punitive, exemplary or consequential damages against either party.


     10.12 GOVERNING LAW.  This Agreement shall be governed by and construed
           -------------
in accordance with the laws of the State of Texas.

     10.13 COUNTERPARTS.  This Agreement may be executed in several
           ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                      SIGNATURE PAGE TO EXECUTIVE MEDICAL

                  ENTERPRISES, INC. STOCK PURCHASE AGREEMENT


SUN MEDICAL:                          SUN MEDICAL TECHNOLOGIES, INC.


                                      By: /s/ Cheryl Williams
                                        ---------------------------------------
                                        Cheryl Williams, Assistant Secretary


PRIME:                                   PRIME MEDICAL SERVICES, INC.


                                      By: /s/ Cheryl Williams
                                        ---------------------------------------
                                        Cheryl Williams, Vice President-Finance


EME:                                  EXECUTIVE MEDICAL ENTERPRISES, INC.



                                      By:
                                         --------------------------------------
                                      Printed Name:
                                                   ----------------------------
                                      Title:
                                            -----------------------------------
FAZIO:

                                      /s/ Joseph Fazio
                                      -----------------------------------------
                                      Joseph Fazio

GORDON:

                                      /s/ Vernon Gordon
                                      -----------------------------------------
                                      Vernon Gordon


PECORA:

                                      /s/ John Pecora
                                      -----------------------------------------
                                      John Pecora